Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-175932 ) of Vocera Communications, Inc. of our report dated August 1, 2011 relating to the financial statements of Vocera Communications, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

September 13, 2011